Exhibit 99.1

Victory Capital Reports December 2022 Assets Under Management

Schedules Fourth-Quarter Financial Results Conference Call for February 10

SAN ANTONIO--(BUSINESS WIRE)--January 11, 2023--Victory Capital Holdings, Inc. (NASDAQ: VCTR) (“Victory Capital” or the “Company”) today reported assets under management (AUM) of $153.0 billion as of December 31, 2022, and average assets under management for the fourth quarter period of $154.6 billion. The Company also reported long-term net flows in the fourth quarter were -$4.4 billion, resulting in year-to-date long-term net flows of -$2.5 billion.

Victory Capital Holdings, Inc.
Assets Under Management[1]
(unaudited; in millions)
	As of:
By Asset Class	Dec. 31, 2022	Nov. 30, 2022
Solutions	$51,507	$54,329
Fixed Income	26,353	26,957
U.S. Mid Cap Equity	27,892	29,962
U.S. Small Cap Equity	15,103	16,114
U.S. Large Cap Equity	10,973	11,795
Global / Non-U.S. Equity	14,160	14,644
Alternative Investments	3,663	4,366
Total Long-Term Assets	$149,649	$158,166

Money Market / Short Term Assets	3,302	3,284
Total Assets Under Management	$152,952	$161,450

By Vehicle
Mutual Funds[2]	$99,447	$104,606
Separate Accounts and Other Pooled Vehicles[3]	47,877	51,034
ETFs[4]	5,627	5,810
Total Assets Under Management	$152,952	$161,450

[1]Total AUM includes both discretionary and non-discretionary client assets. Due to rounding, numbers presented in these tables may not add up precisely to the totals provided.
[2]Includes institutional and retail share classes, money market and VIP funds.
[3]Includes wrap program accounts, CITs, UMAs, UCITS, private funds, and non-U.S. domiciled pooled vehicles.
[4]Represents only ETF assets held by third parties. Excludes ETF assets held by other Victory Capital products.

Fourth-Quarter Conference Call and Webcast Details

Victory Capital will report fourth-quarter 2022 financial results after the market closes on Thursday, February 9, 2023. The Company will host a conference call the following morning, February 10, at 8:00 a.m. ET to discuss the results. Victory Capital’s earnings release and supplemental materials will be available on the investor relations section of the Company’s website at https://ir.vcm.com before the conference call begins.

To participate in the conference call, please call 1-888-330-3571 (domestic) or 1-646-960-0657 (international), shortly before 8:00 a.m. ET and reference the Victory Capital Conference Call. A live, listen-only webcast will also be available via the investor relations section of the Company’s website at https://ir.vcm.com. For anyone who is unable to join the live event, an archive of the webcast will be available for replay, at the same location, shortly after the call concludes.

About Victory Capital

Victory Capital is a diversified global asset management firm with $153.0 billion in assets under management as of December 31, 2022. It was ranked No. 55 on the Fortune 100 Fastest-Growing Companies list for 2022 and is one of only 24 companies to make the list for the second consecutive year. The Company operates a next-generation business model combining boutique investment qualities with the benefits of a fully integrated, centralized operating and distribution platform.

Victory Capital provides specialized investment strategies to institutions, intermediaries, retirement platforms and individual investors. With 12 autonomous Investment Franchises and a Solutions Platform, Victory Capital offers a wide array of investment products, including mutual funds, ETFs, separately managed accounts, alternative investments, third-party ETF model strategies, collective investment trusts, private funds, and a 529 Education Savings Plan.

For more information, please visit vcm.com or follow us: Twitter and LinkedIn

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Contacts

Investors:
Matthew Dennis, CFA
Chief of Staff
Director, Investor Relations
216-898-2412
mdennis@vcm.com

Media:
Jessica Davila
Director of Global Communications
210-694-9693
Jessica_davila@vcm.com